UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2016

PC Connection, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 MILFORD ROAD,
MERRIMACK, NEW HAMPSHIRE, 03054

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code:  (603) 683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Joseph S. Driscoll has notified PC Connection, Inc. (the “Company”) of his resignation as Senior Vice President, Treasurer and Chief Financial Officer of the Company to pursue another opportunity.  Mr. Driscoll’s resignation was effective at the close of business on October 13, 2016.  By mutual agreement, Mr. Driscoll will consult with the Company through October 28, 2016 to help ensure a smooth transition.

(c) Effective October 14, 2016, William Schulze, the Company’s Vice President and Corporate Controller, assumed the duties of Treasurer and Chief Financial Officer on an interim basis while the Company seeks a permanent replacement for Mr. Driscoll. Mr. Schulze, 56, has served as the Company’s Vice President and Corporate Controller since October 2011, and prior to that served the Company in positions of increasing responsibility since December 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

Date: October 14, 2016	By:	/s/ Timothy McGrath
Timothy McGrath
President and Chief Executive Officer